Schedule 14A

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14a

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. N/A )

Filed by the registrant  [x]    Filed by a party other than the registrant [ ]
Check the appropriate box:
   [ ]  Preliminary proxy statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
       (e)(2))
   [x]  Definitive proxy statement
   [ ]  Definitive additional materials
   [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          GREATER ROME BANCSHARES, INC.
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                (Name of Registrant as Specified in its Charter)

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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     [x]   No fee required
     [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and
           0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit  price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ]   Fee paid previously with preliminary materials.
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     [ ]   Check box if any part of the fee is offset as  provided  by  Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
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     (2) Form, Schedule or Registration Statement no.:
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     (3) Filing Party:
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     (4) Date Filed:
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

                          GREATER ROME BANCSHARES, INC.
                           1490 Martha Berry Boulevard
                              Post Office Box 5271
                            Rome, Georgia 30162-5271
                                  706/295-9300
                             Fax Number 706/295-2580





                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2002

To the Shareholders of Greater Rome Bancshares, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Greater Rome Bancshares, Inc. (the "Company") will be on Thursday, May 16, 2002, at 4:30 p.m. at Greater Rome Bank, 1490 Martha Berry Boulevard, Rome, Georgia for the following purposes:

   (a) To elect twelve directors to the Board of Directors to serve one-year terms until the next annual meeting or until their successors are qualified and elected;

   (b) To consider such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are requested to mark, date, sign, and return the enclosed form of proxy as soon as possible in the enclosed postage-paid reply envelope. If you attend the meeting and wish to revoke a proxy that you had previously returned, you may do so at any time before the proxy is exercised.

                                     By Order of the Board of Directors,



                                     /s/ Robert L. Berry
                                     -------------------
                                     Robert L. Berry
                                     Secretary
April 10, 2002

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to assure representation of your shares at the meeting.

                          GREATER ROME BANCSHARES, INC.
                           1490 Martha Berry Boulevard
                              Post Office Box 5271
                            Rome, Georgia 30162-5271



                     ---------------------------------------
                     PROXY STATEMENT FOR 2002 ANNUAL MEETING
                             TO BE HELD MAY 16, 2002
                     ---------------------------------------


                                  INTRODUCTION
                                  ------------

                          Time and Place of the Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Greater Rome Bancshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 4:30 p.m. on Thursday, May 16, 2002, at Greater Rome Bank, and at any adjournments of the meeting.

                             Solicitation of Proxies

In addition to this solicitation by mail, the officers and employees of the Company and its wholly-owned subsidiary, Greater Rome Bank (the "Bank"), without additional compensation, may solicit proxies in favor of the proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares, where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The Company will bear the costs of solicitation of proxies for the meeting.

                         Procedures for Voting by Proxy

If the enclosed form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the form of proxy is signed and returned but specifications are not made, the proxy will be voted FOR the proposals described on the form of proxy.

Shareholders who sign proxies have the right to revoke them at any time before they are voted by delivering to Robert L. Berry, Secretary of the Company, at the main office of the Company, either an instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

                          Record Date and Mailing Date

We have fixed the close of business on March 31, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. This Proxy Statement and the form of proxy are first being mailed to shareholders on or about April 10, 2002.

                          Number of Shares Outstanding

As of the close of business on the record date, the authorized capital stock of the Company consisted of 10,000,000 shares of common stock, $.01 par value per share with 700,466 shares issued and outstanding and 100,000 shares of a special class of stock, $1.00 par value per share with no shares issued and outstanding. Each issued and outstanding share of common stock is entitled to one vote.

                      Requirements for Shareholder Approval

Directors are elected by a plurality of shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes, which are described below, will not be included in vote totals and will not be considered in determining the outcome of the vote.

Abstentions. A shareholder who is present in person and by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one more proposals but no votes on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval of any other matter that may properly come before the meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the meeting.

                              ELECTION OF DIRECTORS
                              ---------------------

The Board of Directors has nominated the twelve persons named below to serve as directors of the Company. All of the nominees are currently directors of the Company and the Bank. Unless otherwise noted, the positions held by the nominees are with both the Company and the Bank. The following table provides information with respect to the Company's nominees to serve as directors.

The Board of Directors recommends a vote "FOR" the election of the twelve nominees named below.

                                                  Director
Name                                      Age       Since      Position with Company/Bank
----                                      ---       -----      --------------------------
Robert L. Berry                           55         1995      Director, Secretary of the Company
Frank A. Brown, Jr.                       53         1996      Director
Thomas D. Caldwell, III                   63         1995      Chairman, President and Chief Executive Officer of the
                                                               Company and the Bank
Gene G. Davidson, M.D.                    58         1995      Director
Henry Haskell Perry                       64         1995      Director
Bradford Lee Riddle                       63         1995      Vice Chairman of the Company and the Bank
M. Wayne Robinson                         46         1995      Director
Dale G. Smith                             41         1995      Director
Paul E. Smith                             73         1995      Director
W. Fred Talley                            57         1995      Director
Martha B. Walstad                         50         1995      Director
Edwin C. Watters                          36       Nominee     Director of Bank since 2001

Biographical information concerning the directors of the Company and the Bank is set forth below.

Robert L. Berry, a director of the Company and the Bank since inception, is a resident of Rome, Georgia, and has been a partner with the law firm of Brinson, Askew, Berry, Seigler, Richardson and Davis since 1975.

Frank A. Brown, Jr., a director of the Company and the Bank since March 14, 1996, is a life-long resident of Rome. Mr. Brown has been employed by Cooper, Brown & Currie Insurance Co. since 1972 and currently serves as its President.

Thomas D. Caldwell, III, Chairman of the Board of Directors of the Company and the Bank and the Chief Executive Officer and President of the Company and Bank since inception, is a life-long resident of Rome, Georgia and a veteran businessman with over thirty years of banking experience in the Rome area.

Gene G. Davidson, M.D., a director of the Company and Bank since inception, is a retired physician and has lived in Rome since 1976. From 1990 until his retirement, he served as President of the Northwest Georgia Internal Medicine Practice Group in Rome, Georgia, which he established in 1978. Dr. Davidson is on the Board of Directors of IDK Technologies, Inc. of New Orleans, Louisiana.

Henry Haskell Perry, a director of the Company and Bank since inception, is a life-long resident of Rome, Georgia. Mr. Perry owned and operated a commercial and residential heating and air contracting business, North Georgia Equipment Company, Inc., from 1970 until his retirement in 1999.

Bradford Lee Riddle, Vice Chairman of the Board of Directors of the Company and the Bank since inception, was born in Rome and has been associated with Riddle Office Products since 1963. Mr. Riddle currently serves as President and Chief Executive Officer of Riddle Office Products in Rome. He also serves as either an officer or director of office supply companies in Canton, Carrollton, Calhoun, and Griffin, Georgia, as well as Jackson, Mississippi.

M. Wayne Robinson, a director of the Company and Bank since inception, is a life-long resident of Rome, Georgia. He is the owner and President of M. Wayne Robinson Builder/Developer, Inc. which was established in 1979 to build and develop residential and commercial properties.

Dale G. Smith, a director of the Company and the Bank since inception, has been a resident of Rome since 1980 and was a director and the President of UNIGLOBE Preferred Travel, Inc., a travel agency located in Rome, Georgia from 1986 until November 1994. From November 1994 through 1997, Mr. Smith managed his personal investments. From November 1997 until June 2000, he was employed with the public accounting firm of Whittington, McLemore, Land, Davis, White and Givens, P.C. in Rome, Georgia. Since June 2000, Mr. Smith has performed private consulting.

Paul E. Smith, a director of the Company and Bank since inception, is a graduate of Berry College and has been a resident of the Rome community since 1944. He has served as the representative for District 12 in the Georgia Legislature since 1985. Additionally, Mr. Smith owns North Georgia Turf Grasses and serves as Secretary of the Floyd County Farm Bureau.

W. Fred Talley, a director of the Company and Bank since inception, has been a resident of Rome, Georgia since 1963. He is a Georgia licensed funeral director and served as the Floyd County Coroner for 25 years. Mr. Talley is President and Founder of Fred Talley's Parkview Chapel Funeral Home, which he established in 1989.

Martha Berry Walstad, a director of the Company and the Bank since inception, is a life-long resident of Rome, Georgia. Ms. Walstad joined her family's business, Rome Machinery & Foundry Co., Inc., in 1978 where she served as Executive Vice President and National Sales Manager until 1992. Since 1992, Ms. Walstad has managed her personal investments and rental properties. She is also a partner in Lake Toccoa Development Company, a land development partnership in Blue Ridge, Georgia. In February 2001, Ms. Walstad was named to the Board of Trustees of Berry College in Rome, Georgia.

Edwin C. Watters, a director of the Bank since June 14, 2001, is a resident of Rome, Georgia. Mr. Watters is the owner and President of Watters & Associates Landscape, Inc.


                      Meetings and Committees of the Board

During the year ended December 31, 2001, the Board of Directors of the Company held eleven meetings and the Board of Directors of the Bank held twelve meetings. All of the directors of the Company also serve as directors of the Bank. All directors attended at least 75% of the total number of meetings of the Company's and the Bank's Board of Directors and committees of the Board on which they serve.

The Board of Directors has established an Executive Committee which also serves as its Compensation Committee. In that capacity, it is responsible for reviewing salary ranges and fringe benefits. The Compensation Committee members are Thomas
D. Caldwell, III (chairman), Robert L. Berry, Frank A. Brown, Jr., Gene G.

Davidson, M.D. and Bradford Lee Riddle. During the fiscal year ended December 31, 2001, the Compensation Committee held three meetings.

The Board of Directors of the Company appoints a Nominating Committee annually. The Nominating Committee will consider a shareholder's nomination of an individual to serve as a director if the shareholder furnishes the chairman of the committee written information concerning the nominee, including the person's name and a description of his or her qualifications. The Nominating Committee members are Thomas D. Caldwell, III (chairman), Robert L. Berry, Gene G. Davidson, M.D. and Bradford Lee Riddle. During the fiscal year ended December 31, 2001, the Nominating Committee held one meeting.

The Board of Directors has established an Audit and Compliance Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements, evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plan, and determines that all audits and exams required by law are performed fully, properly, and in a timely fashion. The Audit and Compliance Committee is also responsible for overseeing compliance with the Community Reinvestment Act. The Board of Directors has not adopted a written charter for the audit committee. Each committee member meets the requirement for independence as defined by the National Association of Securities Dealers, Inc. listing standards. The Audit and Compliance Committee members are Frank A. Brown, Jr. (chairman), W. Fred Talley and Paul E. Smith. During the fiscal year ended December 31, 2001, the Audit and Compliance Committee held three meetings.

                      Audit and Compliance Committee Report

The Audit and Compliance Committee reports as follows with respect to the audit of the Company's 2001audited consolidated financial statements.

   o The Audit and Compliance Committee has reviewed and discussed the Company's 2001 audited consolidated financial statements with the Company's management;

   o The Audit and Compliance Committee has discussed with the independent auditors Porter, Keadle, Moore, LLP the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

   o The Audit and Compliance Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1, which relates to the auditor's independence from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

   o Based on review and discussions of the Company's 2001 audited consolidated financial statements with management and discussions with the independent auditors, the Audit and Compliance Committee recommended to the Board of Directors that the Company's 2001 audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB.

      March 14, 2002         Audit Committee:     Frank A. Brown, Jr. (Chairman)
                                                  W. Fred Talley
                                                  Paul E. Smith

                               Executive Officers

The following table sets forth information with respect to executive officers of the Company and the Bank.


              Name                   Age     Officer Since                          Position
              ----                   ---     -------------                          --------
Thomas D. Caldwell                   63          1995        Chairman, President and Chief Executive Officer of the
                                                             Company and the Bank.
Bradford Lee Riddle                  63          1995        Vice Chairman of the Company and the Bank
Robert L. Berry                      55          1995        Secretary of the Company
E. Grey Winstead, III                48          1995        Chief Financial Officer and Secretary of the Bank;
                                                             Chief Financial Officer of the Company

Biographical information concerning the executive officer of the Company and the Bank who is not also a director of the Company and the Bank is set forth below.

E. Grey Winstead, III, the Chief Financial Officer of the Company and the Bank and Secretary of the Bank since inception, is a resident of Summerville, Georgia. He is a licensed certified public accountant, a member of the American Institute of Certified Public Accountants and a member of the Georgia Society of Certified Public Accountants.

             Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of all of the forms they file. To our knowledge, based solely on a review of the copies of the reports furnished to the Company, during the year ended December 31, 2001, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION
                             ----------------------
                              Summary Compensation

The following table provides summary information concerning compensation paid or accrued by the Company and the Bank to executive officers for the years ended December 31, 2001, 2000 and 1999. None of the Company's or Bank's other executive officers earned over $100,000 in salary and bonus during the year ended December 31, 2001.

                           Summary Compensation Table
                           --------------------------

                                               Annual                     Long-Term
                                               -------                    ---------
                                           Compensation (1)             Compensation (2)
                                           ----------------             ----------------

 Name and Principal                                                   Securities Underlying          All Other
      Position                   Year     Salary ($)    Bonus ($)        Options/SAR's (#)        Compensation ($)
      --------                   ----     ----------    ---------        -----------------        ----------------
Thomas D. Caldwell, III          2001      115,867        29,739                 -                    23,354 (3)
President and Chief              2000      111,400        24,376                 -                    18,408 (3)
Executive Officer                1999       95,287        23,038                3,000                 21,437 (3)

E. Grey Winstead, III            2001       95,604        25,491                 -                    19,992 (4)
Chief Financial Officer          2000       91,852        20,907                 -                    17,550 (4)
                                 1999       86,825        21,009                5,000                  3,023 (4)

-------------------
   (1) We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

   (2) The Company has not awarded any restricted stock or long-term incentives other than stock options. Accordingly, we have omitted columns relating to these types of awards.

   (3) Includes $21,492, $16,683 and $19,464 in accrued supplemental retirement income benefit in 2001, 2000 and 1999, respectively, 60% of which is vested at December 31, 2001, and includes $1,862, $1,725 and $1,973 in employer matching contribution to the 401k savings plan in 2001, 2000 and 1999, respectively, 100% of which was vested at December 31, 2001.

   (4) Includes $18,393, $15,876 and $1,323 in accrued supplemental retirement income benefit in 2001, 2000 and 1999, respectively, 60% of which is vested at December 31, 2001, and includes $1,599, $1,674,and $1,700 in employer matching contribution to the 401k savings plan in 2001, 2000 and 1999, respectively, 100% of which was vested at December 31, 2001.

                                Stock Option Plan

The following table contains information concerning unexercised options held by the Company's executive officers as of December 31, 2001. No executive officers exercised options in the last fiscal year.

                 Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values
                       ---------------------------------
                                Number of Securities Underlying Unexercised
                                                 Options at                          Value of Unexercised In-the-Money
                                              Fiscal Year End                            Options at Fiscal Year End
                                              ---------------                            --------------------------
      Name                              Exercisable           Unexercisable           Exercisable           Unexercisable
      ----                              -----------           -------------           -----------           -------------
Thomas D. Caldwell, III                    29,998                3,002                $127,995                $9,505
E. Grey Winstead, III                      21,330                3,670                 $86,325                $11,175

Because no public market exists for our common stock, we calculated the in-the-money value of unexercised options at fiscal year end based on the last trade in our common stock known to us that occurred on or before December 31, 2001. This trade occurred on November 27, 2001 at a price of $14.50 per share.

                              Employment Agreements

On September 1, 1997, Thomas D. Caldwell, III, the President and Chief Executive Officer of the Company and of the Bank and E. Grey Winstead, III, the Chief Financial Officer of the Company and of the Bank entered into employment agreements with the Company. The agreements specify their duties and responsibilities. They are for terms of three years and are automatically extended at the end of each twelve-month period for an additional twelve-month period until a notice of non-extension is properly given. Conditions for termination by the Company or by the employees and the rights and obligations of each are defined depending on the circumstances. The parties may terminate the agreements with proper notice, for cause, without cause, upon permanent disability or following change of control. The agreements specify base salary and benefits and provide for incentive compensation based upon the financial performance of the Company. The agreements specify the obligations of the employees with respect to confidential information and trade secrets. They also have provisions for non-competition, non-solicitation of customers and non-solicitation of employees by the employees during employment and for specific periods subsequent to termination.

                  Executive Supplemental Retirement Agreements

The Company sponsors defined contribution post retirement benefit plans to provide retirement benefits to the executives named in the summary compensation table and to provide death benefits for their designated beneficiaries. Under these plans, the Company purchased split dollar whole life insurance contracts. The increase in the cash surrender value of the contracts, less the Bank's cost of funds, constitutes the Company's contribution to the plans each year. In the event the insurance contracts fail to produce positive returns, the Company has no obligation to contribute to the plans. At December 31, 2001, 2000 and 1999 the Company incurred expenses of $39,885, $32,559 and $20,787, respectively, for these plans.

                              DIRECTOR COMPENSATION
                              ---------------------

In October 1999, the Board approved a director compensation program that will provide non-employee directors with compensation, payable either in cash or shares of the Company's common stock, for attendance at Board and committee meetings.

Crediting of Fees. Eligible directors will receive credits each month that are determined by adding the sum of the following:

   (1) a monthly retainer, regardless of attendance at meetings ($100 as of January 1, 2002);

   (2) an attendance fee for each regular or special called meeting of the full Board attended ($300 as of January 1, 2002); and

   (3) an attendance fee for each committee meeting attended ($70 as of January 1, 2002).

Accrual of Credits. The value of fee credits accrued by each participating director will be accumulated on a fiscal year basis beginning each July 1st.Fee credits will be posted as of the date of the meeting for which the credit is being made.

Adjustment of Fee Credits. Fee credits will be adjusted by an earnings credit at an annualized rate of 7%.

Election of Cash or Stock. Prior to the end of each fiscal year, each participating director will have the opportunity to elect whether to be paid the aggregate amounts of adjusted fee credits for that fiscal year in the form of cash or in a number of shares of the Company's common stock having a fair market value equal to the amount of the adjusted fee credits.

Payment of Credits. The adjusted, aggregate fee credit amount for that fiscal year will be paid, either in cash or in shares of the Company's common stock, as previously selected by the participating director, within 30 days after the end of each fiscal year. A participating director electing to be paid in common stock will be paid in cash for any fractional share.

Departing Directors. A participating director who ceases to serve as a director during a fiscal year for any reason will be paid in cash for meetings attended during that fiscal year and will be paid at the same time as continuing directors.

                                 STOCK OWNERSHIP
                                 ---------------

The following table sets forth as of March 31, 2002, information regarding the beneficial ownership of the common stock by (1) each person known by the Company to be a beneficial owner of more than five percent (5%) of the outstanding shares of common stock, (2) each director and each executive officer named in the summary compensation table and (3) all directors and executive officers of the Company and the Bank as a group:

                                                                                        Percentage of
        Name of Beneficial                            Shares Beneficially               Common Stock
             Owner (1)                                        Owned                   Beneficially Owned
             ---------                                        -----                   ------------------
      Robert L. Berry (2), (3)                                25,564                         3.63%
      Frank A. Brown, Jr. (2)                                 20,411                         2.90%
      Thomas D. Caldwell, III (4)                             55,248                         7.57%
      Gene G. Davidson, M.D. (2), (5)                         35,152                         4.99%
      Henry Haskell Perry (2), (6)                            16,699                         2.37%
      Bradford Lee Riddle (2), (7)                            19,566                         2.78%
      M. Wayne Robinson (2), (8)                              29,928                         4.25%
      Dale G. Smith (2)                                       21,220                         3.01%
      Paul E. Smith (2)                                       27,198                         3.86%
      W. Fred Talley (2)                                      17,357                         2.46%

                                                                                        Percentage of
        Name of Beneficial                            Shares Beneficially               Common Stock
             Owner (1)                                        Owned                   Beneficially Owned
             ---------                                        -----                   ------------------
      Martha B. Walstad (2), (9)                              21,217                         3.01%
      Edwin C. Watters                                         2,300                          .33%
      All directors and executive officers as
      a group (13 persons) (10)                              314,940                        41.25%

      -----------------------

   (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of securities if he or she has or shares the power to vote or direct the voting of the securities or the power to dispose or direct the disposition of the securities. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

   (2) Includes (a) fully vested stock options for 3,500 shares granted to each non-employee director, which were approved by the shareholders at the 1997 Annual Meeting, and (b) the vested portion (1,400 shares) of stock options granted to non-employee directors in 1999 that were 40% vested on August 12, 2001.

   (3) Includes (a) 6,000 shares owned by BAB Real Estate, a real estate investment partnership, of which Mr. Berry is a partner with 12.5% ownership interest, and as to which voting and investment powers are shared by the partners, and (b) 1,000 shares owned by his children and 500 shares owned by his wife, as to which voting and investment powers are shared.

   (4) Includes (a) fully vested portion stock option for 25,000 shares granted in 1996 under the 1996 Stock Incentive Plan, (b) the vested portion (3,000 shares) of stock options granted in 1998 under the 1996 Stock Incentive Plan, which were 60% vested on September 1, 2001, and (c) the vested portion (1,998 shares) of stock options granted in 1999 under the 1996 Stock Incentive Plan, which were 67% vested on October 6, 2001.

   (5) Includes 3,675 shares owned by his wife, as to which voting and investment powers are shared.

   (6) Includes 900 shares held in trust for minors by his wife, as to which voting and investment powers are shared.

   (7) Includes 3,500 shares owned by his wife, as to which voting and investment powers are shared.

   (8) Includes 400 shares held in trust for minors by his wife, as to which voting and investment powers are shared, and 2,371 shares owned by his wife, as to which voting and investment powers are shared, and 2,935 shares owned jointly with his wife, as to which voting and investment powers are shared.

   (9) Includes 5,000 shares owned by her husband, as to which voting and investment powers are shared.

  (10) Includes fully vested stock option for 40,000 shares granted in 1996 to executive officers under the 1996 Stock Incentive Plan, the vested portion (6,000 shares) of stock options granted to executive officers in 1998 under the 1996 Stock Incentive Plan, the vested portion
       (5,328 shares) of stock options granted to executive officers in 1999 under the 1996 Stock Incentive Plan, fully vested stock options for 35,000 shares granted in 1997 to each non-employee director and the vested portion (14,000 shares) of stock options granted in 1999 to non-employee directors.

                           RELATED PARTY TRANSACTIONS
                           --------------------------

The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility nor present other unfavorable features to the Company or the Bank.

                              SHAREHOLDER PROPOSALS
                              ---------------------

Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company no later than December 13, 2002, to be included in the 2003 proxy materials. A shareholder must notify the Company before February 14, 2003 if the shareholder has a proposal to present at the 2003 annual meeting which the shareholder intends to present other than by inclusion in the Company's proxy material. If the Company does not receive notice prior to February 14, 2003, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal.

                                  OTHER MATTERS
                                  -------------

We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or matters incidental to the election of directors, should properly come before the meeting, the proxyholders will cast votes pursuant to the proxies in accordance with their best judgment.

If you cannot be present at the meeting in person, we request that you complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                               ACCOUNTING MATTERS
                               ------------------

Porter Keadle Moore, LLP, independent public accountants, audited the financial statements of the Company and the Bank for the years ended December 31, 2001,

2000 and 1999. A representative of Porter Keadle Moore, LLP, is expected to be present at the meeting to respond to appropriate questions and to make a statement, if the representative desires to do so.

                                   Audit Fees

In connection with services rendered in connection with the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for fiscal year 2001 were approximately $31,897. This figure is based on an estimate provided by our accountant, Porter Keadle Moore, LLP, and includes fees for services that were billed to the Company in fiscal year 2002 in connection with the 2001 fiscal year audit.

          Financial Information Systems Design and Implementation Fees

The Company did not retain its principal accountant to perform financial information systems design or implementation services in fiscal year 2001.

                                   Other Fees

During fiscal year 2001, the Company was billed $24,350 by its principal accountant for services not described above. These other fees were for services including tax compliance and advice and assistance with the Company's filings with the Securities and Exchange Commission and outsourced internal audit services.

The audit committee has considered the provision of non-audit services by our principal accountant and has determined that the provision of these services was consistent with maintaining the independence of the Company's principal accountant.



April 10, 2002

                                REVOCABLE PROXY
                         GREATER ROME BANCSHARES, INC.

 X  PLEASE MARK VOTES
--- AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2002

This Proxy is solicited by the Board of Directors of Greater Rome Bancshares, Inc. (the "Company") for the 2002 Annual Meeting of Shareholders to be held on May 16, 2002 (the "Annual Meeting"). The undersigned hereby appoints Thomas D. Caldwell, III and Bradford Lee Riddle, and each of them, with full power of substitution, as proxies to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting, and at any adjournments thereof, on the following matters:

1. Election of Directors
                                                             With-    For All
                                                    For      hold     Except

                                                    ----      ----      ----


Robert L. Berry, Frank A. Brown, Thomas D. Caldwell, III, Gene G. Davidson, Henry Haskell Perry, Bradford Lee Riddle, M. Wayne Robinson, Dale G. Smith, Paul E. Smith, W. Fred Talley, Martha B. Walstad, Edwin C. Watters

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

Discretionary authority is hereby conferred as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.

When this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified above. If no choice is specified, it will be voted for the election of the nominees listed above.

Please be sure to sign and date
this Proxy in the box below.

Date
    -----------------

----------------------------           -----------------------------
Stockholder sign above                 Co-holder (if any) sign above

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                         GREATER ROME BANCSHARES, INC.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ABOVE.
Note: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner must sign.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELPOE PROVIDED.


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